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                                                                   EXHIBIT 99(C)

                                                             TEL. (787) 764-1893
                                                             FAX: (787) 759-7803

                                  POPULAR, INC.
                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
                             BROKER AND NOMINEE FORM

                                                  Date:
                                                       ------------------------

POPULAR, INC.
DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

Instructions:

This form is to be used only by brokers, banks, and other nominees submitting optional cash purchases on behalf of beneficial holders whose shares are held in the name of a major securities depository, as provided for in the Prospectus for the Popular, Inc. Dividend Reinvestment and Stock Purchase Plan. This form will not be processed unless it is completed in its entirety. The broker, bank or other nominee submitting this form hereby certifies that the information contained herein is true and correct as of the date of this form. Optional cash purchases may not exceed $10,000 per month. Unless otherwise specified, the new shares will be registered in the name of the depository participant named below.

A NEW FORM MUST BE COMPLETED EACH TIME AN OPTIONAL CASH PURCHASE IS SUBMITTED.

Name of depository participant
submitting optional cash purchase
                                   --------------------------------------------

Address
                                   --------------------------------------------



Contact person
                                   --------------------------------------------

Phone                              (        )
                                   --------------------------------------------

BanPonce Corp. shareholder number
(required)
                                   --------------------------------------------

Name of depository
                                   --------------------------------------------

Participant Number
                                   --------------------------------------------

Optional cash purchase amount ($)
                                   --------------------------------------------
                                             (see limitations above)

Form of payment [ ]   Check [ ]   Money Order [ ]

                                   Wire Transfer (requires
                                   prior written approval
                                   from Plan Administrator)

ALL FUNDS MUST BE RECEIVED BY THE PLAN ADMINISTRATOR BY 4:00 P.M. (Eastern Standard Time) ON OR BEFORE THE FIFTEENTH OF EACH MONTH IN ORDER TO BE ELIGIBLE FOR INVESTMENT DURING THE NEXT INVESTMENT DATE.



                                    --------------------------------------------
                                           Broker, Bank or other Nominee
                                               Authorized Signature